UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

Chicago Atlantic Real Estate Finance, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-41123	86-3125132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Michigan Avenue Suite 700, Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 809-7002

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	REFI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders.

Chicago Atlantic Real Estate Finance, Inc. (the “Company”) held its Annual Meeting of Shareholders on June 13, 2024 and submitted two matters to the vote of the shareholders. A summary of the matters voted upon by shareholders is set forth below.

1.	Shareholders elected nine members of the board of directors of the Company, each to serve until the 2025 annual meeting of shareholders and until their successors are duly elected and qualified. The following votes were taken in connection with this proposal:

Name	For	Votes Withheld	Broker Non-Votes
Andreas Bodmeier	8,593,951	434,411	6,082,320
John Mazarakis	8,464,868	563,494	6,082,320
Anthony Cappell	8,973,120	55,242	6,082,320
Peter Sack	8,971,883	56,479	6,082,320
Jason Papastavrou	4,883,277	4,145,085	6,082,320
Frederick C. Herbst	8,956,603	71,759	6,082,320
Donald E. Gulbrandsen	6,246,624	2,781,738	6,082,320
Brandon Konigsberg	8,394,920	633,442	6,082,320
Michael L. Steiner	6,246,619	2,781,743	6,082,320

2.	Shareholders ratified the appointment of BDO USA, P.C., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 based on the following votes:

For	Against	Abstain	Broker Non-Votes
14,991,979	16,066	102,637	-

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chicago Atlantic Real Estate Finance, Inc.

Date: June 20, 2024	By:	/s/ Peter Sack
		Name:	Peter Sack
		Title:	Co-Chief Executive Officer

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